EXHIBIT 99.1
press release

For further information contact:
John Hatsopoulos, American DG Energy
Telephone: 781.522.6020

American American DG Energy Reports Third Quarter 2011 Financial Performance

Energy Revenues Increased by 14% for the Nine Month Period

WALTHAM, Mass. – November 10, 2011 – American DG Energy Inc. (NYSE Amex: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported revenues of $1,418,411 in the third quarter of 2011, compared to $1,569,577 in the third quarter of 2010.  GAAP diluted loss per share (EPS) was $(0.02) in 2011, compared to $(0.00) in 2010 and GAAP operating income was a loss of $(1,132,620) in 2011, compared to a loss of $(61,015) in 2010.

Third Quarter 2011 Highlights:

•
Energy revenue remained relatively unchanged at $1,389,159 compared to $1,395,274 for the same period in 2010. The market price of electricity decreased by 7.8% and the price of natural gas, a key component in the calculation of hot water revenue decreased by 3.4%.

•	Energy gross profit margin without depreciation was 47.8% compared to 51.6% for the same period in 2010.
•	Our total cash inflows, excluding our EuroSite Power subsidiary, for the last 18 months were $241,769 and year-to-date was $34,876.
•	Our installed base increased by 8 new energy systems from a year ago bringing the total number of energy systems operating to 79 compared to 71 in the third quarter of 2010.
•	Our installed base of combined heat and power (CHP) systems surpassed 5,460 KW.
•	Our backlog consisted of 8 energy systems.
•	We finished the quarter with approximately $12.1 million in cash.
•
In August we announced the startup of two more energy systems at Stevens Institute of Technology, a premier technological university, located in Hoboken, New Jersey. The addition of these two 75kW CHP systems, located at Stevens Central Plant, brought the total number of energy systems we own and operate at the university to nine.

•	In September we reached an agreement to provide an on-site energy solution with the first heat pump system to Sidney Albert Albany Jewish Community Center (Albany JCC), located in Albany, New York.
•	Since the beginning of the year and including EuroSite Power we have added 16 people to our team of sales, engineers and advisors to focus on growing our business.
•	In August we filed an initial Form 10 Registration Statement with the Securities and Exchange Commission for our EuroSite Power subsidiary.
•	In September we officially launched EuroSite Power Limited in the United Kingdom during The Energy Event and introduced our new Managing Director Mr. Paul J. Hamblyn.
•	We have started a major marketing effort to communicate our brand and increase lead generation via a multi-media offering.

Recent Highlights:

•	After the end of the quarter we received approximately $160,000 in rebates and incentives.

- more -

American DG Energy Reports Third Quarter 2011 Financial Performance, page 2 of 6

•
In November we announced the operation of a 375 kW CHP system at Doral Arrowwood Hotel and Conference Center in Rye Brook, New York. The system is estimated to generate total revenue of approximately $10 million over the term of the 15 year agreement.

•	With the introduction of the heat pump system and low emissions technology we are preparing to expand our market reach in 2012.
•	In October we appointed Messrs. Adrian Fawcett, Ian Durant and Gary Parke to the EuroSite Power Advisory Board.
•	We have ordered 3 Inverter based CHP systems that will be shipped to the United Kingdom later this year for EuroSite Power.
•	The EuroSite Power registration statement on Form 10 became effective on October 17, 2011.

American DG Energy will hold its earnings conference call today, November 10, 2011 at 10:00 a.m. Eastern Time.  To listen, call (800) 860-2442 within the U.S., or (412) 858-4600 outside the U.S.  Participants should reference American DG Energy to access the call.  Please begin dialing at least 10 minutes before the scheduled starting time.  The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under "News Releases.”   The earnings call will be available for playback through Friday, November 18, 2011.  To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Conference Number 10006147.

The earnings conference call will be webcast live.  To register for and listen to the webcast, go to www.americandg.com/webcast.  Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems.  The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through its On-Site Utility energy solutions.  American DG Energy is headquartered in Waltham, Massachusetts.  More information can be found at www.americandg.com.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

American DG Energy Reports Third Quarter 2011 Financial Performance, page 3 of 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three Months Ended September 30, 2011 and September 30, 2010

	Three Months Ended
	September 30,	September 30,
	2011	2010
	(unaudited)	(unaudited)
Revenues
Energy revenues	$1,389,159	$1,395,274
Turnkey & other revenues	29,252	174,303
	1,418,411	1,569,577
Cost of sales
Fuel, maintenance and installation	716,806	763,653
Depreciation expense	318,903	226,006
	1,035,709	989,659
Gross profit	382,702	579,918

Operating expenses
General and administrative	593,558	375,197
Selling	699,898	111,132
Engineering	221,866	154,604
	1,515,322	640,933
Loss from operations	(1,132,620)	(61,015)

Other income (expense), net
Interest and other income	11,433	11,779
Interest expense	(142,772)	(23,280)
Change in fair value of warrant liability	125,668	-
	(5,671)	(11,501)

Loss before income taxes	(1,138,291)	(72,516)
Benefit (provision) for state income taxes	41	(5,360)
Consolidated net loss	(1,138,250)	(77,876)

Income attributable to the noncontrolling interest	28,734	(57,148)
Net loss attributable to American DG Energy Inc.	(1,109,516)	(135,024)

Net loss per share - basic and diluted	$(0.02)	$(0.00)

Weighted average shares outstanding - basic and diluted	45,834,904	44,835,844

Non-GAAP financial disclosure
Loss from operations	$(1,132,620)	$(61,015)
Depreciation expense	332,368	236,807
Stock based compensation	186,960	37,425
Adjusted EBITDA	(613,292)	213,217
Grants from rebates and incentives	-	117,898
Total cash inflows (outflows)	$(613,292)	$331,115

American DG Energy Reports Third Quarter 2011 Financial Performance, page 4 of 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the Nine Months Ended September 30, 2011 and September 30, 2010

	Nine Months Ended
	September 30,	September 30,
	2011	2010
	(unaudited)	(unaudited)
Revenues
Energy revenues	$4,270,336	$3,744,862
Turnkey & other revenues	283,256	513,955
	4,553,592	4,258,817
Cost of sales
Fuel, maintenance and installation	2,799,733	2,649,554
Depreciation expense	921,931	641,249
	3,721,664	3,290,803
Gross profit	831,928	968,014

Operating expenses
General and administrative	1,618,181	1,062,556
Selling	933,848	496,079
Engineering	536,132	587,664
	3,088,161	2,146,299
Loss from operations	(2,256,233)	(1,178,285)

Other income (expense)
Interest and other income	31,414	39,947
Interest expense	(246,376)	(96,085)
Change in fair value of warrant liability	509,663	-
	294,701	(56,138)

Loss before income taxes	(1,961,532)	(1,234,423)
Provision for state income taxes	(17,071)	(10,710)
Consolidated net loss	(1,978,603)	(1,245,133)

Less: Income attributable to the noncontrolling interest	(34,808)	(136,936)
Net loss attributable to American DG Energy Inc.	(2,013,411)	(1,382,069)

Net loss per share - basic and diluted	$(0.04)	$(0.03)

Weighted average shares outstanding - basic and diluted	45,647,265	43,030,344

Non-GAAP financial disclosure
Loss from operations	$(2,256,233)	$(1,178,285)
Depreciation expense	954,751	667,436
Stock based compensation	479,205	139,203
Adjusted EBITDA	(822,277)	(371,646)
Grants from rebates and incentives	327,138	428,751
Total cash inflows (outflows)	$(495,139)	$57,105

American DG Energy Reports Third Quarter 2011 Financial Performance, page 5 of 6

CONDENSED CONSOLIDATED BALANCE SHEETS
as of September 30, 2011 and December 31, 2010

	September 30,	December 31,
	2011	2010
	(unaudited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,111,185	$3,921,054
Restricted cash	-	65,790
Accounts receivable, net	1,216,674	661,435
Unbilled revenue	12,477	117,846
Due from related party	77,560	52,432
Inventory	517,329	487,724
Prepaid and other current assets	221,142	86,089
Total current assets	14,156,367	5,392,370

Property, plant and equipment, net	14,657,330	14,362,444
Accounts receivable, long-term	90,834	17,034
Other assets, long-term	40,397	-

TOTAL ASSETS	28,944,928	19,771,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	486,911	482,917
Accrued expenses and other current liabilities	517,478	370,774
Due to related party	125,018	2,560,720
Capital lease obligations	3,365	3,365
Total current liabilities	1,132,772	3,417,776

Long-term liabilities:
Convertible debentures	12,500,000	-
Warrant liability	166,940	676,603
Capital lease obligations, long-term	4,206	6,730
Other long-term liabilities	46,454	-
Total liabilities	13,850,372	4,101,109

Stockholders’ equity:
American DG Energy Inc. shareholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 45,901,404 and 45,598,029 issued and outstanding at September 30, 2011 and December 31, 2010, respectively	45,901	45,598
Additional paid-in capital	30,280,646	28,905,660
Accumulated deficit	(16,160,524)	(14,147,113)
Total American DG Energy Inc. stockholders’ equity	14,166,023	14,804,145
Noncontrolling interest	928,533	866,594
Total stockholders’ equity	15,094,556	15,670,739

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,944,928	$19,771,848

American DG Energy Reports Third Quarter 2011 Financial Performance, page 6 of 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the Nine Months Ended September 30, 2011 and September 30, 2010

	Nine Months Ended
	September 30,	September 30,
	2011	2010
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(2,013,411)	$(1,382,069)
Income attributable to noncontrolling interest	34,808	136,936
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	954,751	667,436
Provision for losses on accounts receivable	22,568	42,650
Amortization of deferred financing costs	2,256	6,395

Change in fair value of warrant liability	(509,663)	-
Stock-based compensation	479,205	139,203
Changes in operating assets and liabilities
(Increase) decrease in:
Restricted cash	65,790	-

Accounts receivable and unbilled revenue	(546,238)	(199,636)

Due from related party	(25,128)	94,312

Inventory	(29,605)	(114,945)

Prepaid and other current assets	(130,283)	13,540
Increase (decrease) in:

Accounts payable	3,994	(343,453)
Accrued expenses and other current liabilities	146,704	151,208
Other long-term liabilities	46,454	-

Due to related party	(35,702)	653,078

Net cash used in operating activities	(1,533,500)	(135,345)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property and equipment	(1,249,637)	(4,590,790)
Sale of short-term investments	-	561,847

Net cash used in investing activities	(1,249,637)	(4,028,943)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures	10,100,000	-
Proceeds from exercise of warrants	-	350,000
Proceeds from sale of common stock, net of costs	-	999,952
Proceeds from sale of subsidiary common stock, net of costs	1,148,401	1,356,037
Proceeds from exercise of stock options	26,798	54,941
Proceeds from related party line of credit	-	2,400,000

Convertible debenture transaction costs	(47,423)	(21,556)

Principal payments on capital lease obligations	(2,524)	(2,524)

Cancellation of restricted stock	(20)	-

Distributions to noncontrolling interest	(251,964)	(200,573)
Net cash provided by financing activities	10,973,268	4,936,277

Net increase (decrease) in cash and cash equivalents	8,190,131	771,989
Cash and cash equivalents, beginning of the period	3,921,054	3,149,222
Cash and cash equivalents, end of the period	$12,111,185	$3,921,211